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Exhibit (a)(1)(C)

NOTICE OF GUARANTEED DELIVERY
FOR TENDER OF SHARES OF COMMON STOCK

OF

Eon Labs, Inc.

PURSUANT TO THE OFFER TO PURCHASE DATED MAY 23, 2005

BY

Zodnas Acquisition Corp.

an indirect wholly owned subsidiary

OF

Novartis AG

(NOT TO BE USED FOR SIGNATURE GUARANTEES)

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK
CITY TIME, ON JUNE 20, 2005, UNLESS THE OFFER IS EXTENDED.

        This Notice of Guaranteed Delivery, or one substantially equivalent to this Notice of Guaranteed Delivery, must be used to accept the Offer (as defined below) if certificates for Shares (as defined below) are not immediately available or the certificates for Shares and all other required documents cannot be delivered to ComputerShare Trust Company, Inc. (the "Depositary") on or prior to the Expiration Date (as defined in the Offer to Purchase (as defined below)) or if the procedure for delivery by book-entry transfer cannot be completed on a timely basis. This instrument may be delivered by hand or transmitted by facsimile transmission or mailed to the Depositary. See Section 4—"Procedure for Tendering Shares" of the Offer to Purchase.

The Depositary for the Offer is:

By Mail:	By Facsimile:	By Hand or Overnight Courier:

Computershare Trust Company of New York Wall Street Station P.O. Box 1010 New York, NY 10268-1010	For Eligible Institutions Only: (212) 701-7636 For Confirmation Only Telephone: (212) 701-7600	Computershare Trust Company of New York Wall Street Plaza 88 Pine Street, 19th Floor New York, NY 10005

        DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TRANSMISSION OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

        THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS TO THE LETTER OF TRANSMITTAL, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX IN THE LETTER OF TRANSMITTAL.

THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.

Ladies and Gentlemen:

        The undersigned hereby tender(s) to Zodnas Acquisition Corp., a Delaware corporation ("Purchaser"), an indirect wholly owned subsidiary of Novartis Corporation ("Novartis US"), a New York corporation, an indirect wholly owned subsidiary of Novartis AG, a Swiss corporation, upon the terms and subject to the conditions set forth in the Offer to Purchase, dated May 23, 2005 (the "Offer to Purchase"), and in the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements to the Offer to Purchase or to the Letter of Transmittal, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of shares of common stock, par value $0.01 per share (the "Shares"), of Eon Labs, Inc., a Delaware corporation, indicated below pursuant to the guaranteed delivery procedure set forth in Section 4—"Procedure for Tendering Shares" of the Offer to Purchase.

Name(s) of Record Holder(s)

Address(es)
Zip Code
(Area Code) Telephone Number
X

X

Signature(s) of Record Holder(s)

Number of Shares
Certificate Number(s) (if available)
Indicate account number at Book-Entry Transfer Facility if Shares will be tendered by book-entry transfer:
Account Number
Dated:	, 2005

Dated:	, 2005

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GUARANTEE
(NOT TO BE USED FOR SIGNATURE GUARANTEE)

        The undersigned, a bank, broker, dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or any other "eligible guarantor institution," as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended (each, an "Eligible Institution" and collectively "Eligible Institutions"), hereby guarantees the delivery to the Depositary, at one of its addresses set forth above, of the certificates evidencing all Shares tendered by this Notice of Guaranteed Delivery in proper form for transfer, or confirmation of the book-entry transfer of Shares into the Depositary's account at The Depository Trust Company, in either case together with delivery of a properly completed and duly executed Letter of Transmittal (or a facsimile thereof) with any required signature guarantee, or an Agent's Message (as defined in the Offer to Purchase), and any other documents required by the Letter of Transmittal, within three Nasdaq National Market trading days after the date of execution of this Notice of Guaranteed Delivery.

        The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and Share Certificates to the Depositary within the time period indicated herein. Failure to do so may result in financial loss to such Eligible Institution.

X
Name of Firm	Authorized Signature
Address	Name (Please Print)
Zip Code	Title

	Dated:	, 2005
(Area Code) Telephone Number

NOTE: DO NOT SEND SHARE CERTIFICATES WITH THIS NOTICE.
SHARE CERTIFICATES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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NOTICE OF GUARANTEED DELIVERY FOR TENDER OF SHARES OF COMMON STOCK OF Eon Labs, Inc. PURSUANT TO THE OFFER TO PURCHASE DATED MAY 23, 2005 BY Zodnas Acquisition Corp. an indirect wholly owned subsidiary OF Novartis AG (NOT TO BE USED FOR SIGNATURE GUARANTEES)
The Depositary for the Offer is
THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED.